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EXHIBIT 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Saunders, and Ellen Richey, and Anthony Vuoto and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary and advisable to enable Providian Financial Corporation (the "Company") to comply with the Securities Act of 1933 (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Act of the common stock, $.01 par value per share, of the Company to be issued by the Company in connection with its Dividend Reinvestment Plan/Direct Stock Purchase Plan, including power and authority to sign his or her name in any and all capacities (including his or her capacity as a Director and/or Officer of the Company) to Registration Statements on Form S-3, and to any and all amendments, including post-effective amendments, to such Registration Statements, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have subscribed these presents this 15th day of August, 2002.

Signature	Title	Date

/s/ JOSEPH SAUNDERS Joseph Saunders	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 15, 2002
/s/ ANTHONY VUOTO Anthony Vuoto	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	August 15, 2002
/s/ DANIEL SANFORD Daniel Sanford	Senior Vice President and Controller (Principal Accounting Officer)	August 15, 2002
/s/ JAMES V. ELLIOTT James V. Elliott	Director	August 15, 2002
/s/ RICHARD D. FIELD Richard D. Field	Director	August 15, 2002
/s/ J. DAVID GRISSOM J. David Grissom	Director	August 15, 2002
/s/ F. WARREN MCFARLAN F. Warren McFarlan	Director	August 15, 2002
/s/ RUTH M. OWADES Ruth M. Owades	Director	August 15, 2002
/s/ LEONARD D. SCHAEFFER Leonard D. Schaeffer	Director	August 15, 2002

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POWER OF ATTORNEY